Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Coinstar, Inc:
We consent to the incorporation by reference in the registration statements (Nos. 333-30985, 333-89975, 333-63108, 333-98297, 333-100870, 333-120547, 333-127293, and 333-147087) on Form S-8 and registration statements (Nos. 333-120546, 333-123326, and 333-130000) on Form S-3 of Coinstar, Inc. of our reports dated February 25, 2008, with respect to the consolidated balance sheets of Coinstar, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Coinstar, Inc.
Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments.
/s/ KPMG LLP
Seattle, Washington
February 25, 2008